REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Nexus BioPharma, Inc.

Montclair, New Jersey

We have audited the accompanying balance sheets of Nexus BioPharma, Inc. (the “Company”) as of February 29, 2016 and February 28, 2015 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexus BioPharma, Inc. as of February 29, 2016 and February 28, 2015 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since its inception and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

June 14, 2016

NEXUS BIOPHARMA, INC.

Balance Sheets

	February 29	February 28
	2016	2015

ASSETS

CURRENT ASSETS
Cash	$9,925	$22,052

Total Current Assets	9,925	22,052

TOTAL ASSETS	$9,925	$22,052

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES

Accounts payable and accrued expenses	$735,606	281,741

Total Current Liabilities	735,606	281,741

Convertible notes payable - net of unamortized debt discount of $18,889	41,111	-

Total Long Term Liabilities	41,111	-

TOTAL LIABILITIES	776,717	281,741

STOCKHOLDERS' DEFICIT

Common stock, $.00001 par value; 100,000,000 shares authorized; 6,498,623 and 473,439 shares issued and outstanding, respectively	65	5
Additional paid-in-capital	1,841,490	1,195,749
Accumulated Stockholders' Deficit	(2,608,347)	(1,455,443)
Total Stockholders' Deficit	(766,792)	(259,689)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$9,925	$22,052

The accompanying notes are an integral part of these financial statements.

NEXUS BIOPHARMA, INC.

Statements of Operations

	Year	Year
	ended	ended
	February 29, 2016	February 28, 2015

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	917,958	305,754
Research and development	233,835	1,149,740

Total Operating Expenses	1,151,793	1,455,494

OTHER INCOME (EXPENSE)
Interest income (expense)	(1,111)	51

NET LOSS	$(1,152,904)	$(1,455,443)

BASIC AND DILUTED NET LOSS PER SHARE	$(1.17)	$(3.31)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	989,280	439,246

The accompanying notes are an integral part of these financial statements.

NEXUS BIOPHARMA, INC.

Statements of Stockholders' Deficit

For the years ended February 29, 2016 and February 28, 2015

	Common Stock		Additional		Total
			Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance at March 1, 2014	-	$-	$-	$-	$-

Issuance of common stock to founders for cash at $.00001 per share	296,297	3	37	-	40

Sale of common stock for cash at $6.75 per share	45,926	1	309,999	-	310,000

Issuance of common stock for services	4,232	-	28,571	-	28,571

Issuance of common stock for research & development expense	126,984	1	857,142	-	857,143

Net loss for the year	-	-	-	(1,455,443)	(1,455,443)

Balance at February 28, 2015	473,439	5	1,195,749	(1,455,443)	(259,689)

Issuance of common stock for services	92,593	1	624,999	-	625,000

Sale common stock for cash at $.00001 per share	5,932,591	59	742	-	801

Warrants issued with debt	-	-	20,000	-	20,000

Net loss for the year	-	-	-	(1,152,904)	(1,152,904)

Balance at February 29, 2016	6,498,623	$65	$1,841,490	$(2,608,347)	$(766,792)

The accompanying notes are an integral part of these financial statements.

NEXUS BIOPHARMA, INC.

Statements of Cash Flows

	Year	Year
	ended	ended
	February 29, 2016	February 28, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,152,904)	$(1,455,443)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization of debt discount	1,111	-
Common stock issued for services	625,000	885,714
Change in operating assets and liabilities
Accounts payable and accrued expenses	453,865	281,741
NET CASH USED IN OPERATING ACTIVITIES	(72,928)	(287,988)

NET CASH USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	801	310,040
Proceeds from convertible notes payable	60,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	60,801	310,040

NET INCREASE (DECREASE) IN CASH	(12,127)	22,052

Cash at the beginning of the year	22,052	-

Cash at the end of the year	$9,925	$22,052

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-
Income taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Debt discount related to warrants issued on debt	$20,000	$-

The accompanying notes are an integral part of these financial statements.

NEXUS BIOPHARMA, INC.

Notes to Financial Statements

February 29, 2016 and February 28, 2015

NOTE 1 - Nature of Operations and Going Concern

Nexus BioPharma, Inc. (”we”, “our”, “NBP”, “the Company”) was incorporated in Delaware on April 17, 2013. During this time the Company devoted substantially all of its efforts to activities such as financial planning and raising capital. The Company did not have any transactions from incorporation date through the period ended February 28/2014.

NBP is a life science company focused on the development and commercialization of a pharmaceutical preparation to treat obesity and the symptoms of type 2 diabetes.

On February 1, 2016, the Company effected a 1 for 13.5 reverse stock split of its common stock.  All share information in the financial statements for fiscal years 2016 and 2015 reflect the impact of the reverse stock split.

Going Concern

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception and has a working capital deficit, which raises substantial doubt about The Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the Company’s ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risks on cash and cash equivalents.

Net Loss Per Share

Net loss per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.  Diluted earnings per share reflect the potential dilution of securities that could share in earnings of an entity. Diluted income per share reflects the potential dilution that would occur if outstanding warrants were exercised utilizing the treasury stock method. Due to the Company’s net losses, dilutive common stock equivalents are excluded from the diluted loss per share calculation as the effect would be anti-dilutive.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

NEXUS BIOPHARMA, INC.

Notes to Financial Statements

February 29, 2016 and February 28, 2015

We have net operating loss carryforwards available to reduce future taxable income. Future tax benefits for these net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for accounts payable, accrued expenses and debt are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and, if applicable, the stated rate of interest is equivalent to rates currently available.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3: inputs to the valuation methodology are unobservable and significant to the fair value

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

Related party transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Research and Development Costs

Research and development costs are charged to operations when incurred and are included in operating expense. Research and development costs were $233,835 and $1,149,740 for the years ended February 29, 2016 and February 28, 2015, respectively.

Stock-Based Compensation

We account for stock based compensation in accordance with ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense ir recognized on a straight-line basis over the requisite service period.  Awards given to nonemployees are accounted for under ASC 505 where the awards are valued at earlier of commitment date or completion of services.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations. Financial position or cash flows.

NEXUS BIOPHARMA, INC.

Notes to Financial Statements

February 29, 2016 and February 28, 2015

NOTE 3 – LICENSE AGREEMENT AND COMMENTMENTS

The Company entered in to a Patent and Technology License Agreement (“License Agreement”) with the Albert Einstein College of Medicine in March 2014. The agreement grants the Company a world-wide exclusive license to materials and methods for use in the diagnosis and treatment of cancers, obesity and diabetes with inhibitors of Fyn kinase. In return the Company has agreed to reimburse the licensor patent expenses thus far incurred, to pay all future patent expenses, pay a royalty on any sales of product using licensed technology, as well as certain minimum royalties and milestone payments.

Pursuant to the License Agreement, we are also obligated to make the following royalties and payments to the licensor:

•

Royalty payment equivalent to 3% of net sales.

•

Royalty payment of minimum of a specified percentage of net sales in case the Company pays royalties to unaffiliated third parties for patent rights.

•

Pay 20% of any net proceeds that the Company will receive pursuant to a sublicense agreement that the Company will enter into with other parties.

•

Issue 30% of the Company outstanding common stock to the licensor calculated on a fully diluted, as converted basis. Accordingly, we issued 126,984 common shares valued at $857,143 which was charged to research and development expense in the statements of operations.

•

Non-refundable license fee of $25,000 upon execution of the License Agreement.

•

License maintenance fee of $30,000 on each of the first, second, third and fourth anniversary of the License Agreement. The payment may be credited against royalties made during the twelve month period.

•

License maintenance fee of $50,000, and $75,000 on the fifth and sixth anniversaries of the License Agreement, respectively. Each payment may be credited against royalties made during each such twelve month period.

•

License maintenance fee of $100,000 on the seventh and each subsequent anniversary of the License Agreement. Each payment may be credited against royalties made during each such twelve month period.

•

Milestone payments ranging from $100,000 to $750,000 if certain milestones are achieved

Additionally, under the License Agreement the Company is obligated to offer new shares to the licensors on a fully diluted basis for all new stock issues with the sale terms offered under the new issue.  The License Agreement will terminate upon expiration of the patent.

The initial payment of $30,000, due March 3, 2015 was not made and the second annual payment, due March 3, 2016 was not made. As of the date of this filing the Company has not received any demand for payment or notice of default from Albert Einstein College of Medicine. The Company plans to pay these minimum royalty payments as soon as adequate funds are available.

NOTE 4—RELATED PARTY TRANSACTIONS

The Company has an employment agreement with the principal officer and stockholder providing for a base salary of $145,000 in the year ended February 28, 2015 and $175,000 in the year ended February 29, 2016. The base salary shall be increased at the end of each year to reflect the change in the consumer price index and the board of directors may award increases in the base salary greater than those provided above.

If the officer continues active employment after 2016, compensation will be negotiated. The Company’s obligation under the employment agreement accrues only as the service is rendered. .  As of February 29, 2016 and February 28, 2015, unpaid salaries to the CEO amounted to $193,915 and $55,100, respectively which are included in accounts payable and accrued expenses in the balance sheets.

NEXUS BIOPHARMA, INC.

Notes to Financial Statements

February 29, 2016 and February 28, 2015

On March 1, 2014, the Company entered into a consulting agreement with a principal stockholder providing monthly payments of $5,000 plus reimbursable travel expenses for a period of six months, after which, the agreement shall automatically renew for an additional three month term unless terminated by either party with 15 day prior notice. On June 1, 2014, the Company entered into a new agreement with the principal stockholder with the same terms as the previous one except that the monthly fee was increased to $7,500. Total consulting fees paid for the years ended February 29, 2016 and February 28, 2015 amounted to $0 and $77,500, respectively.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

Convertible notes were issued during December 2015 and January 2016 with principal amounts totaling to $60,000. The notes are non-interest bearing and have a term of three years. The notes shall automatically convert into the Company’s planned units offering with each unit consisting of two shares of common stock and one warrant at a price of $1 per unit. An aggregate of 60,000 warrants were issued with the notes.  These warrants have an exercise price of $1.50 per share and a term of 3 years. The relative fair value of the warrants amounting to $20,000 was recognized as a debt discount and amortized over the term of the notes. Amortization expense for the years ended February 29, 2016 and February 28, 2015 was $1,111 and $0, respectively.

NOTE 6 – INCOME TAXES

The Company.uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the years ended February 29, 2016, and February 28, 2015, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $1,096,521 at February 29, 2016, and will start to expire in 2035.

As at February 29, 2016 and February 28, 2015, deferred tax assets consisted of the following:

	2016	2015

Net operating loss carryforwards	$1,096,521	$569,729

Deferred tax asset	$372,817	$193,708
Less: Valuation allowance	(372,817)	(193,708)
Net deferred tax asset	$-	$-

NOTE 7 – EQUITY

Common and preferred stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share and 50,000,000 shares of preferred stock, with a par value $0.00001 per share.  There was no preferred stock outstanding as of February 29, 2016 and February 28, 2015.

During the year ended February 29, 2016, the Company issued common shares as follows:

•

92,593 shares of common stock were issued for services and valued at $625,000.

•

5,932,591 shares of common stock were sold for cash for total proceeds of $801.

During the year ended February 28, 2015, the Company issued common shares as follows:

•

296,297 shares of common stock were sold for cash for total proceeds of $40.

•

45,926 shares of common stock were sold for cash for total proceeds of $310,000.

•

4,232 shares of common stock were issued for services and valued at $28,571.

•

126,984 shares of common stock were issued pursuant to the License Agreement as disclosed in Note 3 and valued at $857,143.

NEXUS BIOPHARMA, INC.

Notes to Financial Statements

February 29, 2016 and February 28, 2015

Warrants

As of February 29, 2016, the Company has an aggregate of 60,000 warrants outstanding with a weighted average exercise price of $1.50 and a weighted average remaining term of 2.89 years.

NOTE 8 – SUBSEQUENT EVENTS

Common and preferred stock

Subsequent to February 29, 2016, the Company issued 918,000 common shares of common stock for consulting services.

Merger and Plan of Reorganization

On May 17, 2016 the Company entered into an Agreement and Plan of Reorganization (“Merger Agreement”) by and among Nexus BioPharma, Inc. a Nevada corporation (Nexus), the Company and Nexus Acquisition Corp. (“Acquisition Corp.”), a Delaware corporation and wholly owned subsidiary of Nexus. The Merger Agreement closed on June 9, 2016 and resulted in the following:

•

Acquisition Corp. merged with the Company with the latter as the surviving company in the merger. The Company shall continue its corporate existence under the name “Nexus Biopharma Corporation”.

•

Each share of common stock of the Company prior to the merger converted into 4.8552632 shares of common stock, par value $0.001 per share, of Nexus.  Nexus then cancelled 35,500,000 shares of its common stock that were outstanding prior to the merger.

The Merger Agreement also provides that the Company’s stockholders shall receive convertible promissory notes corresponding to their proportional ownership interest of NBP common stock which shall be convertible into newly created shares of preferred stock of Nexus. The Nexus preferred shares shall be convertible into 36,000,000 shares of Nexus common stock.  The convertible notes will be issued once Nexus has the preferred shares in place.

The transaction is accounted for as a reverse acquisition and the Company is considered the accounting acquirer for financial reporting purposes.